                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                                 HOT TOPIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1. Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        2. Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

        4. Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        5. Total fee paid:

        ------------------------------------------------------------------------


|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1. Amount Previously Paid:

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        2. Form, Schedule or Registration Statement No.:

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        3. Filing Party:

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        4. Date Filed:

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

                                 HOT TOPIC, INC.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 12, 2003

TO THE SHAREHOLDERS OF HOT TOPIC, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HOT TOPIC, INC., a California corporation (the "Company"), will be held on Thursday, June 12, 2003 at 8:30 a.m. local time at the Company's headquarters at 18305 E. San Jose Avenue, City of Industry, California 91748 for the following purposes:

1. To elect seven directors to serve until the Company's 2004 Annual Meeting of Shareholders.

2. To approve the amendment of the Company's 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,850,000 shares.

3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending January 31, 2004.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 18, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. If you plan on attending the Annual Meeting, please call James McGinty at the Company at (626) 839-4681.



                                             By Order of the Board of Directors


                                             /s/ James McGinty

                                             JAMES MCGINTY
                                             Secretary


City of Industry, California
May 1, 2003

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ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER
OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                 HOT TOPIC, INC.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  June 12, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Hot Topic, Inc., a California corporation ("Hot Topic" or the "Company"), for use at the Annual Meeting of Shareholders to be held on June 12, 2003, at 8:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters at 18305 E. San Jose Avenue, City of Industry, California 91748. The Company intends to mail this proxy statement and accompanying proxy card on or about May 1, 2003, to all shareholders entitled to vote at the Annual Meeting. On the Proposals coming before the Annual Meeting for which a choice has been specified by a shareholder on the accompanying proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the seven nominees for director listed in Proposal 1 of this proxy statement and FOR the approval of Proposals 2 and 3 listed in the accompanying notice and this proxy statement.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on April 18, 2003 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 31,420,256 shares of Common Stock outstanding and entitled to vote. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 18305
E. San Jose Avenue, City of Industry, California 91748, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

         The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") is January 2, 2004. Shareholder proposals submitted after the January 2, 2004 deadline may be excluded from the Company's proxy statement and form of proxy, but may still be submitted for consideration at the Company's 2004 Annual Meeting of Shareholders if written notice thereof is delivered to or mailed and received at the principal executive offices of the Company no later than January 31, 2004. Shareholders are also advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                    IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE BY PROXY TO ENSURE YOUR VOTE IS COUNTED. YOU MAY STILL ATTEND THE ANNUAL MEETING, REVOKE YOUR PROXY AND VOTE IN PERSON EVEN IF YOU HAVE ALREADY RETURNED YOUR SIGNED PROXY.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are seven nominees for the seven Board positions presently authorized in the Company's Amended and Restated Bylaws. Each director to be elected will hold office until the Company's 2004 Annual Meeting of Shareholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and was nominated by the Company's Governance and Nominating Committee. In addition, the Board approved each nomination and each nominee was elected by the shareholders at the Company's 2002 Annual Meeting of Shareholders.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The seven candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

                      NAME                          AGE     POSITION CURRENTLY HELD WITH THE COMPANY
---------------------------------------------       ---     -----------------------------------------------
Edgar Berner(1)(3)...........................        71     Director
Cynthia Cohen(1)(3)..........................        50     Director
Corrado Federico(2)(3).......................        62     Director
W. Scott Hedrick(2)..........................        57     Director
Elizabeth McLaughlin.........................        42     Chief Executive Officer, President and Director
Bruce Quinnell(1)............................        54     Chairman of the Board
Andrew Schuon(2)(3)..........................        38     Director

____________
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Governance and Nominating Committee.


         EDGAR BERNER has been a director of the Company since 1990. Mr. Berner is a private investor. Since March 1999, Mr. Berner has been Vice President and on the Board of Directors of Real Age, Inc. Mr. Berner currently serves as a director of Garden Fresh, Inc., a publicly traded restaurant chain, and Barbeques Galore Ltd., a publicly traded chain of barbeque stores. From 1991 to February 1999, Mr. Berner served as Chairman of the Board of Directors of Sweet Factory, Inc., a retail candy store chain, and he also served as Chief Executive Officer of that company from 1991 to January 1996.

         CYNTHIA COHEN has been a director of the Company since September 2001. Ms. Cohen is the President of Strategic Mindshare, a marketing and strategy consulting firm, that she founded in 1990. Prior to founding Strategic Mindshare, Ms. Cohen was a Partner in Management Consulting with Deloitte & Touche. Ms. Cohen is a director of Office Depot, Inc. and The Sports Authority, Inc., both publicly-traded, consumer products companies. She is also Chairperson of the Strategic Mindshare Foundation, which provides mentoring and scholarships to young women pursuing business careers.

         CORRADO FEDERICO has been a director of the Company since December 1997. Mr. Federico is also a director of bebe stores, inc., a contemporary women's fashion chain with approximately 180 stores throughout the United States and abroad, and the President of Corado, Inc., a land development company specializing in affordable housing. Since May 1999, he has also served as President of Solaris Properties, Inc., a real estate company. From 1986 to 1991, Mr. Federico served as President and CEO of ESPRIT's United States apparel, retail and mail order operations.

         W. SCOTT HEDRICK has served as a director of the Company since January 2002. Mr. Hedrick was a founder and has been a General Partner of InterWest Partners, a venture capital fund, since 1979. Since April 1991, Mr. Hedrick has been a director of Office Depot, Inc. and from November 1986 until April 1991, he served as a director of The Office Club, Inc., which was acquired by Office Depot, Inc. in April 1991. Mr. Hedrick also serves as a director of Golden State Vintners, Inc., a publicly-traded, consumer products company, and several privately held companies.

         ELIZABETH MCLAUGHLIN has served as Chief Executive Officer of the Company since August 2000 and President since February 2000, and has served on the Board since May 2000. From June 1996 through February 2000, Ms. McLaughlin served as Senior Vice President and General Merchandise Manager of the Company. From May 1993 through May 1996, Ms. McLaughlin was the Company's Vice President, Operations. Prior to joining the Company, Ms. McLaughlin held various positions with Miller's Outpost and with The Broadway. Ms. McLaughlin is a member of the Board of Visitors for the Anderson School at UCLA.

         BRUCE QUINNELL has been a director of the Company since September 1998. From April 1999 to February 2002, Mr. Quinnell was Vice Chairman of Borders Group, Inc. From January 1997 to April 1999, Mr. Quinnell was the President and Chief Operating Officer of Borders Group, Inc. From 1994 to January 1997, Mr. Quinnell was the President and Chief Operating Officer of Waldenbooks.

         ANDREW SCHUON has been a director of the Company since January 1998. Since August 2002, Mr. Schuon has been President of Programming of Infinity Broadcasting and prior to that, he was President and Chief Executive Officer of Pressplay, a joint venture created by Sony Music Entertainment and Universal Music Group, from April 2001. From December 1999 to April 2001, Mr. Schuon has been President and Chief Operating Officer of the Universal Music Group's music business, Farmclub.com, Inc. Prior to that, from February 1998 to November 1999, Mr. Schuon was Executive Vice President/General Manager of Warner Bros. Records Inc. From 1992 to December 1997, Mr. Schuon served as Executive Vice President of MTV where he was responsible for programming, music, production and talent for their MTV and VH1 cable channels.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

         During the fiscal year ended February 1, 2003, the Board held five regular meetings and acted by unanimous written consent one time. The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; reviews and pre-approves the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor; reviews the Company's balance sheet, income statement and statement of cash flows and shareholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period; reviews and pre-approves those professional services allowed within the scope of the Sarbanes-Oxley Act of 2002 to be provided to the Company by its independent auditors and considers the possible effect of such services on the independence of such auditors; reviews director and officer insurance policies and provides the Board of Directors with recommendations as to any proposed modifications; and receives and considers the independent auditor's comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 2002 (the fiscal year ended February 1, 2003), the Audit Committee was composed of three non-employee directors: Ms. Cohen and Messrs. Berner and Quinnell. The Audit Committee met four times and did not act by unanimous written consent during fiscal 2002. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board has determined that Bruce

Quinnell is an "audit committee financial expert", as defined by the SEC. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 2002, the Compensation Committee was composed of three non-employee directors: Messrs. Hedrick, Schuon and Federico. The Compensation Committee met twice and did not act by unanimous written consent during fiscal 2002.

         The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof; nominates specific individuals to be elected as officers of the Company by the Board; evaluates and recommends whether a Board or committee member qualifies as an independent director; stays abreast of developments in the area of corporate governance; and has oversight responsibility for questions pertaining to (i) the quality of the process by which the Board and committees conduct their affairs, (ii) the quality of the strategic planning process, (iii) matters of ethics and /or conflicts of interest on the part of the directors and
(iv) the design and implementation of the Chief Executive Officer review process. No procedure has been established for the consideration of nominees recommended by shareholders. During fiscal 2002, the Governance and Nominating Committee was composed of four non-employee directors: Ms. Cohen and Messrs. Federico, Berner and Schuon. The Governance and Nominating Committee met once and did not act by unanimous written consent during fiscal 2002.

         During fiscal 2002, each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which each Board member served, held during the period for which the Board member was a director or committee member, respectively.

                                   PROPOSAL 2

             APPROVAL OF AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN

         The Company's 1996 Equity Incentive Plan (the "Incentive Plan") is an amended, restated and retitled version of the Company's 1993 Stock Option Plan, which was originally adopted on January 20, 1993. As of April 18, 2003, there were 10,350,000 shares of Common Stock reserved for issuance under the Incentive Plan.

         As of April 18, 2003, 9,770,820 awards (net of canceled or expired awards) had been granted under the Incentive Plan and 579,180 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards) remained available for future issuance under the Incentive Plan.

         Shareholders are being asked to approve an amendment to the Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the Incentive Plan by 1,850,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Incentive Plan. Abstentions and broker non-votes will not be counted for any purpose in determining whether this Proposal has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The material features of the Incentive Plan in its current form are outlined below. The following description of the Incentive Plan is a summary only.

GENERAL

         The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only incentive stock options, nonstatutory stock options and restricted stock grants under the Plan.

BOARD APPROVAL

         On March 20, 2003, the Board approved the proposed increase in the number of shares of Common Stock reserved for issuance under the Incentive Plan (the "Share Increase"), as well as certain other amendments to the Incentive Plan that are contingent on shareholder approval of the Share Increase. The amendments contingent on shareholder approval of the Share Increase include the following: (i) the exercise price of nonstatutory stock options granted on or after March 20, 2003 may not be less than 100% of the fair market value of the stock on the date of grant; (ii) stock awarded on or after March 20, 2003 pursuant to restricted stock purchase agreements or stock bonus agreements may not exceed in the aggregate 62,000 shares of Common Stock; (iii) the feature of the Incentive Plan regarding repricing or cancellation and re-grant of options and stock appreciation rights has been eliminated; and (iv) any amendment to the Incentive Plan that materially increases the benefits accruing to participants under the Incentive Plan shall not be effective unless approved by the shareholders of the Company within 12 months of the adoption of the amendment.

         A copy of the Incentive Plan in substantially the form in which it will take effect if Proposal 2 is approved is attached as Appendix B. The description of the Incentive Plan set forth herein is subject to, and qualified in its entirety by, the full text of the Incentive Plan.

PURPOSE

         The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company and to assist in retaining their services. The Incentive Plan also provides a means to recruit individuals for management positions to continue the growth and success of the Company and its affiliates. All of the approximately 5,200 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

         The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

         The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board (a "Delegated Committee"). In the discretion of the Board, a Delegated Committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any Delegated Committee as well as to the Board itself.

         The regulations under Section 162(m) of the Code require that the directors who serve as members of the Delegated Committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the Delegated Committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the Delegated Committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director) and
(v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m).

STOCK SUBJECT TO THE INCENTIVE PLAN

         If this Proposal is approved, an aggregate of 12,200,000 shares of Common Stock will be reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. Shares subject to stock appreciation rights exercised in accordance with the Incentive Plan are not available for subsequent issuance under the plan.

ELIGIBILITY

         Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

         No option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no restricted stock award may be granted under the Incentive Plan to any such 10% shareholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

         No person may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 1,200,000 shares of Common Stock in any twelve (12) month period ("Section 162(m) Limitation").

TERMS OF OPTIONS

         The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the Common Stock on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted to certain "covered employees" (see "Federal Income Tax Information" below) with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code.

         The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

         OPTION EXERCISE. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which an option may vest. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

         TERM. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Options under the Incentive Plan generally terminate one month after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may provide that it may be exercised (but only to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination;
(ii) the participant dies before the participant's service has terminated, or within a period after termination of such service to be specified in the option, in which case the option may provide that it may be exercised (but only to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

         The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b).

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

         PAYMENT. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Common Stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment.

         The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or at the discretion of the Board, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

         VESTING. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

STOCK APPRECIATION RIGHTS

         The Incentive Plan authorizes three types of stock appreciation rights.

         TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the fair market value of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

         CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the fair market value of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

         INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the fair market value of that number of shares of stock equal to the number of share equivalents in which the participant is vested under the independent stock appreciation rights less the fair market value of such shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

RESTRICTIONS ON TRANSFER

         A participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. Nonstatutory stock options are transferable only to the extent provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

ADJUSTMENT PROVISIONS

         Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of certain merger, consolidation, acquisition or similar transactions specified in the Incentive Plan (collectively, "Corporate Transaction"), any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated as of the effective date of the Corporate Transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

         The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Incentive Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on June 14, 2006.

         The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance under the Incentive Plan; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Incentive Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

         INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

         If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

         Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

         To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         NONSTATUTORY STOCK OPTIONS, RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

         There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

         Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

         POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by shareholders.

         Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

NEW PLAN BENEFITS

         The following table presents certain information with respect to options granted under the Incentive Plan during the fiscal year ended February 1, 2003 to certain individuals and groups of individuals.

                                             NEW PLAN BENEFITS

                                        1996 EQUITY INCENTIVE PLAN

                                                                                       NUMBER OF SHARES
                                                                                      UNDERLYING OPTIONS
NAME AND POSITION                                                                           GRANTED
---------------------------------------------------------------------------     ------------------------------
Elizabeth McLaughlin(1)....................................................                 200,000
Chief Executive Officer and President

Gerald Cook................................................................                  50,000
Chief Operating Officer

James McGinty..............................................................                  30,000
Chief Financial Officer

Jane Cruz..................................................................                  25,000
Senior Vice President, Human Resources

Jay Johnson................................................................                  17,500
Senior Vice President, Strategic Analysis and Investor Relations

Thomas Rail(2).............................................................                  25,000
Senior Vice President and General Manager, Torrid

All executive officers as a group..........................................                 465,000

All directors who are not current executive officers as a group(3).........                  38,116

All employees as a group (excluding all executive officers)................                 432,150

____________
(1) Includes 100,000 shares of Common Stock underlying a grant of an option that the Company granted in fiscal 2002 reflecting a stock option bonus earned in fiscal 2001.

(2) The Company announced on November 20, 2002 that Mr. Rail resigned on November 15, 2002 to pursue other interests.

(3) Includes 32,500 shares of Common Stock underlying nonqualified stock options and 5,616 shares of Common Stock underlying restricted stock awards.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of February 1, 2003.

                                    EQUITY COMPENSATION PLAN INFORMATION
                                                                                          Number of securities
                                                                                         remaining available for
                                    Number of securities to      Weighted-average         issuance under equity
                                    be issued upon exercise     exercise price of          compensation plans
                                    of outstanding options,    outstanding options,       (excluding securities
                                      warrants and rights      warrants and rights      reflected in column (a))
                                              (a)                      (b)                         (c)
                                    --------------------------------------------------------------------------------
Equity compensation plans approved
by shareholders(1)...............          3,220,104             $    13.15                     2,190,648

Equity compensation plans not
approved by shareholders(2)......             31,190             $     3.36                not applicable
                                    -------------------------                         ------------------------------

Total............................          3,251,294             $    13.05                     2,190,648
                                    =========================                         ==============================

____________
(1) Includes the Incentive Plan, the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and the Employee Stock Purchase Plan (the "ESPP"). 779,723 shares under column (c) are attributable to the Employee Stock Purchase Plan.

(2) Includes non-plan option grants approved by the Board and granted pursuant to individual compensation arrangements. The terms of such non-plan option grants are substantially similar to the terms of stock options granted under the Incentive Plan, the material features of which are summarized under this Proposal 2.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Ernst & Young LLP. Abstentions and broker non-votes will not be counted for any purpose in determining whether this Proposal has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

AUDITOR'S FEES

         For the fiscal years ended February 1, 2003 and February 2, 2002, Ernst & Young LLP provided services in the following categories and amounts:

                                                      FISCAL YEAR   FISCAL YEAR
                                                         ENDED         ENDED
                                                         2/1/03       2/2/02

         Audit Fees(1)...........................  $    170,100       130,200
         Audit-related Fees(2)...................  $     14,495        13,600
         Tax Fees(3).............................  $    152,700       147,400
         All Other Fees..........................  $          0             0
____________
(1) Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of the Company's financial statements and in connection with the Company's statutory and regulatory filings or engagements.

(2) Represents the aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements that are not included under "Audit Fees" above. These fees were for the audit of the Company's benefit plan.

(3) Represents the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. These fees were for services related to the preparation of the Company's tax returns and other filings the Company made with the Internal Revenue Service and consultations regarding the application of various provisions of the Code.

         The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence. Non-audit services rendered by Ernst & Young LLP in fiscal 2001 and 2002 were limited to services related to the preparation of the Company's tax returns and other filings the Company made with the Internal Revenue Service and consultations regarding the application of various provisions of the Code. To date the Audit Committee has not established policies and procedures concerning pre-approval of audit or non-audit services and the establishment of any such policies and procedures is subject to the approval of the Audit Committee.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 14, 2003, unless otherwise indicated, by: (i) each director; (ii) each of the current or former executive officers named in the Summary Compensation Table; and (iii) all executive officers and directors of the Company as a group.

                                                                          SHARES BENEFICIALLY OWNED
                                                                 -------------------------------------------
                                                                    NUMBER OF                   PERCENT OF
        DIRECTORS, OFFICERS AND 5% SHAREHOLDERS(1)(2)                 SHARES                     TOTAL(3)
----------------------------------------------------------       --------------               --------------
FMR Corp.(4)..............................................          4,048,976                     12.9%
     82 Devonshire Street
     Boston, Massachusetts 02109

Elizabeth McLaughlin(5)...................................            685,853                      2.2%

Edgar Berner(6)...........................................             98,937                       *

Cynthia Cohen(7)..........................................              7,739                       *

Corrado Federico(8).......................................             64,163                       *

W. Scott Hedrick(9).......................................              6,036                       *

Bruce Quinnell(10)........................................             49,163                       *

Andrew Schuon(11).........................................             15,101                       *

Gerald Cook(12)...........................................             47,849                       *

James McGinty(13).........................................             54,679                       *

Jane Cruz( 14)............................................             25,937                       *

Jay Johnson(15)...........................................             97,687                       *

Thomas Rail(16)...........................................               --                         *

All executive officers and directors as a group
(14 persons)(17)..........................................          1,051,766                      3.4%

____________
* Less than one percent.

(1) Unless otherwise indicated, the address of all the owners is: c/o Hot Topic Inc., 18305 East San Jose Avenue, City of Industry, California 91748.

(2) This table is based upon information supplied by officers and directors, except in the case of information relating to FMR Corp. ("FMR"), which is based on Amendment No. 1 to Schedule 13G filed by FMR with the SEC on February 13, 2003. The Company has also reviewed previous Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,294,802 shares outstanding on March 14, 2003, adjusted as required by rules promulgated by the SEC.

(3) Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person by the sum of the number of shares outstanding as of March 14, 2003 and the number of shares as to which that person has the right to acquire voting or investment power as of March 14, 2003 or within 60 days thereafter.

(4) Based on Amendment No. 1 to Schedule 13G filed by FMR with the SEC on February 13, 2003. Includes 3,944,930 shares beneficially owned by Fidelity Management & Research Company ("FMRC") and 81,000 shares beneficially owned by Fidelity Management Trust Company, each a wholly-owned subsidiary of FMR. Also includes 11,846 shares held by Geode Capital Management, LLC ("Geode"), a wholly-owned subsidiary of Fidelity Investors III Limited Partnership ("FILP III"). Fidelity Investors Management, LLC ("FIML") is the general partner and investment manager of FILP III, and the managers of Geode, the limited partners of FILP III and the members of FIML are certain shareholders and employees of FMR. Also includes 11,200 shares beneficially owned by Fidelity International Limited ("FIL"), which was a majority-owned subsidiary of FMRC until the shares of FIL held by FMRC were distributed, as a dividend, to the shareholders of FMR.

(5) Includes 632,617 shares subject to options exercisable within 60 days of March 14, 2003.

(6) Includes 9,000 shares held by The Julia A. Berner Trust, of which Mr. Berner's wife is the trustee. Also includes 13,144 shares subject to options exercisable within 60 days of March 14, 2003 held by Edgar Berner.

(7) Includes 5,625 shares subject to options exercisable within 60 days of March 14, 2003.

(8) Includes 61,640 shares subject to options exercisable within 60 days of March 14, 2003.

(9) Includes 4,687 shares subject to options exercisable within 60 days of March 14, 2003.

(10) Includes 46,640 shares subject to options exercisable within 60 days of March 14, 2003.

(11) Includes 12,578 shares subject to options exercisable within 60 days of March 14, 2003.

(12) Includes 47,587 shares subject to options exercisable within 60 days of March 14, 2003.

(13) Includes 53,749 shares subject to options exercisable within 60 days of March 14, 2003.

(14) Includes 25,937 shares subject to options exercisable within 60 days of March 14, 2003.

(15) Includes 70,828 shares subject to options exercisable within 60 days of March 14, 2003.

(16) The Company announced on November 20, 2002 that Mr. Rail resigned on November 15, 2002 to pursue other interests.

(17) Includes shares as described in the notes above, as applicable, and 1,051,766 shares subject to options exercisable within 60 days of March 14, 2003, held by an officer not required to be named in this table.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 1, 2003, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         As consideration for service on the Board, each director is reimbursed for reasonable out-of-pocket expenses in connection with such director's travel to and attendance at Board and committee meetings. In addition, in fiscal 2002, non-employee directors received a $4,000 fee for their attendance at each regularly scheduled Board meeting and a $500 fee for their attendance at each special meeting or committee meeting, except that no director could be compensated more than $3,000 for the year for attendance at meetings of a particular committee. In fiscal 2002, the Chairman of the Board received a $6,000 fee for his attendance at each regularly scheduled Board meeting and a $750 fee for his attendance at each special meeting or committee meeting, except that the Chairman's compensation for attendance at meetings of a particular committee was limited to $4,500 for the year. In fiscal 2002, the total compensation paid to non-employee directors was $147,450.

         Each non-employee director of the Company also receives stock option grants under the Directors' Plan. Only non-employee directors of the Company receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

         Generally, option grants under the Directors' Plan are non-discretionary. In fiscal 2002, the Directors' Plan provided for each non-employee director to be automatically granted an option to purchase 10,000 shares upon becoming a member of the Board and an option to purchase 2,500 shares of Common Stock upon each subsequent Annual Meeting of Shareholders of the Company. A Chairman who has not previously served on the Board will receive a stock option grant of 15,000 shares of Common Stock upon joining the Board. If the Chairman has previously served on the Board, he or she will receive the number of shares equal to the difference between 15,000 shares of Common Stock and the amount of his or her initial stock option grant (received upon initially joining the Board). The Chairman is also entitled to receive a stock option grant of 3,750 shares (rather than 2,500 shares) of Common Stock of the Company's Common Stock upon each Annual Meeting of Shareholders of the Company. In addition, the Directors' Plan provides that the Board may approve discretionary grants to the non-employee directors in amounts as the Board deems appropriate.

         In March 2003, the Board amended its director compensation policy to provide that commencing in fiscal 2003, non-employee directors will receive a $500 fee for their attendance at each Compensation Committee and Nominating and Governance Committee meeting and $1,000 for their attendance at each Audit Committee meeting, and the chairman of each committee will receive a $1,000 fee for attendance at each Compensation Committee and Nominating and Governance Committee meeting and $2,500 for attendance at each Audit Committee meeting. The amended policy also provides that commencing in fiscal 2003, each non-employee director will be granted an additional option to purchase 5,000 shares of Common Stock upon each subsequent Annual Meeting of Shareholders of the Company after the director's appointment to the Board and the Chairman of the Board will be granted an additional option to purchase 6,250 shares (rather than 5,000 shares) of Common Stock upon each subsequent Annual Meeting of Shareholders of the Company after the Chairman's appointment to the Board.

         The exercise price of options granted under the Directors' Plan is the fair market value of the Common Stock subject to the option on the date of the option grant. An option granted under the Directors' Plan may not be exercised until the date upon which the optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and 6.25% of the option shares shall become exercisable each quarter thereafter. The term of options granted under the Directors' Plan is 10 years. In the event of a merger of the Company with or into another corporation in which the Company is not the surviving corporation or a consolidation, acquisition of assets or other change-in-control transaction specified in the Directors' Plan, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

         During the last fiscal year, the Company granted options to purchase 32,500 shares of Common Stock under the Directors' Plan at an exercise price per share of $24.13 to the six non-employee directors.

         In addition, each non-employee director receives a stock grant with a value equal to $25,000, and the Chairman receives a stock grant with a value equal to $30,000, for serving on the Board pursuant to a director compensation plan adopted by the Board. The stock awards are granted to each non-employee director immediately following his or her election at the Company's Annual Meeting of Shareholders (although the Board can amend its policy and change the grant or otherwise determine that no grant shall be made). The number of shares subject to the stock grant will be determined by the closing price of the Company's Common Stock on the last trading day prior to the date of grant. Pursuant to the policy adopted by the Board, these stock grants vest 100% on the earlier to occur of the following: (i) one year from the date of grant, or (ii) the commencement of the Company's next Annual Meeting of Shareholders, provided that the directors are prohibited from selling the shares they received pursuant to such stock grants until they no longer serve on the Board.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows, for the fiscal years ended February 3, 2001, February 2, 2002, and February 1, 2003, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer during fiscal 2002, each of the four other most highly compensated executive officers of the Company who earned more than $100,000 in fiscal 2002 and one former executive officer who departed from the Company during fiscal 2002 (collectively the "Named Executive Officers"):

                                      SUMMARY COMPENSATION TABLE
                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                    ------------------------------------
                                       ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                              ------------------------------------  -------------------------  ---------
                                                           OTHER
                                                          ANNUAL     RESTRICTED                          ALL OTHER
                                                          COMPEN-       STOCK      SECURITIES    LTIP     COMPEN-
    NAME AND PRINCIPAL                SALARY    BONUS(1)  SATION(2)     AWARD      UNDERLYING  PAY-OUTS    SATION
         POSITION             YEAR      ($)       ($)        ($)         ($)        OPTIONS      ($)        ($)
------------------------      ----    -------   --------  ---------  ----------    ----------  --------  ---------
Elizabeth McLaughlin,         2002    500,000   501,600     11,429        --        100,000       --        --
Chief Executive Officer       2001    400,000      --       23,147        --        250,000       --        --
and President(3)              2000    332,862   400,000     17,246        --        300,000       --        --

Gerald Cook,                  2002    335,000   144,050      3,870        --         50,000       --        --
Chief Operating Officer       2001    300,000   150,000     99,429        --         75,000       --        --
                              2000      --         --         --          --           --         --        --

James McGinty,                2002    235,000   101,050      5,900        --         30,000       --        --
Chief Financial Officer       2001    200,000   100,000     18,120        --         37,500       --        --
                              2000     90,193   102,813       --          --           --         --        --

Jane Cruz,                    2002    228,000    98,384      5,493        --         25,000       --        --
Senior Vice President,        2001    102,384      --        1,292        --         45,000       --        --
Human Resources(4)            2000      --         --         --          --           --         --        --

Jay Johnson,                  2002    229,600    99,574      6,185        --         17,500       --        --
Senior Vice President,        2001    216,418    97,388     16,530        --         26,250       --        --
Strategic Analysis and        2000    212,096   122,255     15,503        --         30,000       --        --
Investor Relations

Thomas Rail,                  2002    212,421      --        1,083        --         25,000       --     54,831(6)
Senior Vice President and     2001    187,500    84,375      5,125        --         45,000       --        --
General Manager, Torrid(5)    2000      --         --         --          --           --         --        --

____________

(1) 2002 amounts reflect bonuses earned in fiscal 2002 and paid in fiscal 2003, 2001 amounts reflect bonuses earned in fiscal 2001 and paid in fiscal 2002, and 2000 amounts reflect bonuses earned in fiscal 2000 and paid in fiscal 2001.

(2) For fiscal 2002, the amounts shown include: (i) life and long-term disability insurance premiums: Ms. McLaughlin ($3,804), Mr. Cook ($1,120), Mr. Johnson ($4,414), Mr. McGinty ($800), Ms. Cruz ($880) and Mr. Rail ($1,083); (ii) automobile allowance: Ms. McLaughlin ($7,625), Mr. Cook ($2,750), Mr. Johnson ($1,771), Mr. McGinty ($5,100), and Ms. Cruz
     ($4,613).

(3) Does not include 100,000 shares of Common Stock underlying an option granted by the Company reflecting a stock option bonus earned in fiscal 2001 and granted in fiscal 2002.

(4) Ms. Cruz became the Company's Senior Vice President, Human Resources in August 2001.

(5) The Company announced on November 20, 2002 that Mr. Rail resigned on November 15, 2002 to pursue other interests.

(6)  Pursuant to a severance payment.

STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under the Incentive Plan. As of March 14, 2003, options to purchase a total of 3,166,751 shares were outstanding under the Incentive Plan and options to purchase 1,410,269 shares remained available for grant thereunder. The following table sets forth certain information regarding stock options made during the fiscal year ended February 1, 2003, to each of the Named Executive Officers:

                                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                             ----------------------------------------------------------------------------------------

                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION
                                              % OF TOTAL                                      FOR OPTION TERM(3)
                                               OPTIONS                                               ($)
                              NUMBER OF       GRANTED TO                                 ----------------------------
                             SECURITIES       EMPLOYEES
                             UNDERLYING       IN FISCAL     EXERCISE OR
                               OPTIONS         YEAR(2)       BASE PRICE    EXPIRATION
          NAME               GRANTED(1)          (%)           ($/SH)         DATE             5%            10%
-------------------------    ----------       ----------    -----------    ----------     -----------    -----------
Elizabeth McLaughlin(4)        200,000          22.3%          22.99         3/20/12       2,891,657      7,328,028
Gerald Cook                     50,000           5.6%          22.99         3/20/12         722,914      1,832,007
James McGinty                   30,000           3.3%          22.99         3/20/12         433,749      1,099,204
Jane Cruz                       25,000           2.8%          22.99         3/20/12         361,457        916,003
Jay Johnson                     17,500           2.0%          22.99         3/20/12         253,020        641,202
Thomas Rail(5)                  25,000           2.8%          22.99         3/20/12         361,457        916,003

____________

(1) Options become exercisable over a 4 year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. The term of the options is ten years.

(2) Based on options to purchase 897,150 shares granted to employees in fiscal 2002 under the Incentive Plan, including options granted to the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

(4) Includes 100,000 shares of Common Stock underlying grant of an option that the company granted in fiscal 2002 reflecting a stock option bonus earned in fiscal 2001.

(5) The Company announced on November 20, 2002 that Mr. Rail resigned on November 15, 2002 to pursue other interests.

AGGREGATED FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to the number and value of securities acquired upon the exercise of options by the Named Executive Officers during fiscal 2002 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of February 1, 2003:

                                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(2)
                                                              ----------------------------    ------------------------------
                                 SHARES
                                ACQUIRED    VALUE REALIZED
                                   ON       ON EXERCISE(1)                                     EXERCISABLE     UNEXERCISABLE
NAME                            EXERCISE          ($)         EXERCISABLE    UNEXERCISABLE         ($)              ($)
-------------------------      ----------   --------------    -----------    -------------     -----------     -------------
Elizabeth McLaughlin              90,000       1,593,000        557,868          453,632         8,757,206        3,041,887

Gerald Cook                        7,100          61,894         25,712           92,188           164,300          269,581

James McGinty                     10,000         149,421         40,156           77,344           395,425          457,450

Jane Cruz                             --              --         14,062           55,938            77,341          170,159

Jay Johnson                       98,899       2,078,134         65,330           48,301         1,012,657          370,095

Thomas Rail(3)                    16,875          34,247             --               --                --               --

____________
(1) Amounts reflected are based on the fair market value on the date of exercise minus the exercise price and do not indicate that the optionees sold such shares.

(2) Based on the fair market value of the Common Stock as of January 31, 2003 ($22.35), the last business day in fiscal 2002.

(3) The Company announced on November 20, 2002 that Mr. Rail resigned on November 15, 2002 to pursue other interests.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL  AGREEMENTS

         The Company entered into an employment agreement with Patricia Van Cleave, its Chief Merchandising Officer, on August 14, 2002 and with James McGinty, its Chief Financial Officer, on January 23, 2003. Neither of the employment agreements provide for a specified term of employment and each is terminable at will. The employment agreements specify minimum annualized base salaries as follows: Ms. Van Cleave, $330,000 and Mr. McGinty, $235,000. Both Ms. Van Cleave and Mr. McGinty are entitled to a target bonus of 50% of their respective base salaries based upon the achievement of goals specified in their respective employment agreements. Both employment agreements also provide for an automobile allowance and Ms. Van Cleave's employment agreement provides for an initial grant of an option to purchase 75,000 shares of the Company's Common Stock.

         Ms. Van Cleave's and Mr. McGinty's employment agreements, under certain circumstances, are terminable with or without cause. However, Ms. Van Cleave and Mr. McGinty are each entitled to certain benefits in the event their employment with the Company is terminated without cause including a severance payment equal to six months of continued pay and benefits.

         Each of Ms. Van Cleave and Mr. McGinty are entitled to immediate vesting of all of their unvested options in the event of a "change in control" of the Company. "Change of control" is defined in each of Ms. Van Cleave's and Mr. McGinty's agreement as (i) a sale of all or substantially all of the Company's assets, (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of at least 50% of the Company's voting securities has changed, or (iii) an acquisition by any person, entity or group of beneficial ownership of at least 50% of the combined voting power of the Company.

         The Company entered into a separation agreement with Thomas Rail, its former Senior Vice President and General Manager, Torrid. Mr. Rail's employment with the Company was terminated effective November 15, 2002. The separation agreement provides for salary and benefit continuation for a period of six months following termination of employment, the cessation of vesting of all stock options held by Mr. Rail as of the termination of employment, and the forfeiture of any unvested portions of such stock options as well as any vested portions not exercised within 30 days following termination of employment.

PENSION AND LONG-TERM INCENTIVE PLANS

         The Company has no pension plans or long-term incentive plans.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

         THE MATERIAL IN THIS REPORT IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is appointed by the Board of Directors and is comprised of three non-employee directors. The Compensation Committee advises the Board of Directors on all compensation matters concerning the Company's executive officers.

OVERALL COMPENSATION POLICY

         The Compensation Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objective of the Compensation Committee in determining the type and amount of executive officer compensation is to provide a compensation package consisting of a base salary, bonus, and long-term incentives in the form of stock options that allows the Company to attract and retain talented executive officers and to align their interests with those of shareholders.

BASE SALARY

         During fiscal 2002, the base salaries for the Company's executive officers were intended to be competitive with salaries of similar executive positions in comparable companies in the Company's industry. Annual adjustments in base salaries are made effective at the beginning of the third month of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements. The Chief Executive Officer's base salary for fiscal 2002 was determined in this manner to be $500,000 for Elizabeth McLaughlin, as noted in the summary compensation table, based upon a 52-week fiscal year.

BONUS

         Annual incentive bonuses are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, the executive officers of the Company, including the Chief Executive Officer, participate in an annual executive incentive bonus plan ("Executive Bonus Plan") which provides for cash bonuses based upon the Company's overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Board of Directors, upon receiving the Compensation Committee's recommendations, makes awards. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with the Company's annual financial plan. Upon the achievement of various increasing levels of profitability above the minimum target level, the Compensation Committee may choose to increase bonuses accrued to the Executive Bonus Plan. The purpose of the Executive Bonus Plan is to reward and reinforce executive management's commitment to achieve levels of profitability and return consistent with increasing shareholder value.

         Cash bonuses earned under the Executive Bonus Plan are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's outside auditors.

LONG TERM INCENTIVES

         The final portion of the executive officers' compensation during fiscal 2002 consisted of incentive stock options as listed in this Proxy Statement in the table entitled "Option Grants in Last Fiscal Year." It is this award that the Company has utilized to provide long-term incentives.

CHIEF EXECUTIVE OFFICER COMPENSATION

         As Chief Executive Officer and President of the Company, Ms. McLaughlin received a base salary in 2002 at an annual rate of $500,000. During fiscal 2002, as part of her overall compensation package, Ms. McLaughlin was granted an option under the Incentive Plan to purchase a total of 200,000 shares of Common Stock at an exercise price of $22.99 per share. Further, Ms. McLaughlin was eligible to earn a bonus under the Company's Executive Bonus Plan.

         Among the factors considered by the Committee in its evaluation of Ms. McLaughlin's performance in fiscal 2002 were earnings per share results, the performance of the Torrid stores and the further strengthening of the Company's personnel.

         Upon the Committee's recommendation, the Board of Directors determined that Ms. McLaughlin earned an incentive bonus award for fiscal 2002 under the Executive Bonus Plan based substantially on the financial performance of the Company in fiscal 2002. On that basis, Ms. McLaughlin received an incentive bonus award of $501,600 for the fiscal year.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The Compensation Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Common Stock on the date of grant shall be treated as "performance-based compensation."

                                            COMPENSATION COMMITTEE

                                            W. Scott Hedrick, Chairman
                                            Andrew Schuon
                                            Corrado Federico

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         THE MATERIAL IN THIS REPORT IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

         We have reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended February 1, 2003.

         We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended.

         We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1., INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and have discussed with the independent public accountants their independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K.

                                            AUDIT COMMITTEE

                                            Bruce Quinnell, Chairman
                                            Edgar Berner
                                            Cynthia Cohen

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Hedrick, Schuon and Federico currently serve as members of the Compensation Committee. Compensation of Messrs. Hedrick, Schuon and Federico, as well as the Company's other non-employee directors, is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

                       PERFORMANCE MEASUREMENT COMPARISON

         THE MATERIAL IN THIS SECTION IS NOT "SOLICITING MATERIAL", IS NOT DEEMED "FILED" WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

         The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq CRSP Retail Trade Index, and the Nasdaq Market Index for the period that commenced February 2, 1998 and ended on February 1, 2003. The graph assumes that all dividends have been reinvested (there have been no dividends declared by the Company other than stock dividends).

                 COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN
         Among Hot Topic, Inc. and the Nasdaq stock market (U.S.) Index
                        And the Nasdaq retail trade index



                      [PERFORMANCE MEASUREMENT GRAPH HERE]



                                                                   Cumulative Total Return

                             2/02/98  6/30/98  2/01/99   6/30/99   1/31/00   6/30/00  2/05/01   6/29/01   2/04/02   6/28/02  2/01/03
                             -------  -------  --------  -------   -------   -------  -------   -------   -------   -------  -------
HOT TOPIC, INC.              100.00   104.97    59.12    119.34    151.38    282.87   423.20    549.83    575.47    708.33   629.86
NASDAQ STOCK MARKET (U.S.)   100.00   114.23   153.53    164.12    239.25    242.66   160.05    131.82    125.51     89.80    81.31
NASDAQ RETAIL TRADE          100.00   118.78   118.53    114.03     97.88     74.34    73.41     77.94     88.33     90.36    71.87


                        ASSUMES $100 INVESTED ON 2/02/98
                           ASSUMES DIVIDEND REINVESTED
                            FISCAL YEAR ENDED 2/01/03

                              CERTAIN TRANSACTIONS

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under California law and the Company's Bylaws. The Company has also entered into and may in the future enter into employment agreements with certain of its executive officers. See "Employment, Severance and Change of Control Agreements."

                         HOUSEHOLDING OF PROXY MATERIALS

         The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

         This year, a number of brokers with account holders who are Company shareholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, and direct a written request for the separate proxy statement and annual report to Corporate Secretary, Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748 or contact James McGinty at (626) 839-4681. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                                  OTHER MATTERS

         The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



                                            By Order of the Board of Directors

                                            /s/ James McGinty

                                            JAMES MCGINTY
                                            Secretary


May 1, 2003



A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2003 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HOT TOPIC, INC., 18305 E. SAN JOSE AVENUE, CITY OF INDUSTRY, CALIFORNIA 91748.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

                  The Audit Committee of the Board of Directors of Hot Topic, Inc. (the "Company") shall consist of at least three independent members of the Board of Directors and shall be charged with the following functions:


         1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

         2. To review and pre-approve the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

         3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements including without limitation the policies for recognition of revenues in financial statements.

         4. To review with the senior management of the Company and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

         5. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

         6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

         7. To review the Company's financial statements for each quarterly period, and any changes in accounting policy that have occurred during the quarterly period.

         8. To review and pre-approve those professional services allowed within the scope of the Sarbanes-Oxley Act of 2002 to be provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

         9. To review director and officer insurance policies and provide the Board of Directors with recommendations as to any proposed modifications.

         10. To ensure receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independent Standards Board Standard 1, to actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and to take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

         11. To consult with the independent auditors and discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

         12. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

         13. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

         14. To report to the Board from time to time, or whenever it shall be called upon to do so.

         15. To adopt and review a code of ethics for all Company senior officers.

         16. To establish procedures for receiving and treating complaints regarding accounting and auditing matters, including claims from those who wish to remain anonymous.

         Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

         The operation of the Audit Committee shall be subject to the Bylaws as in effect from time to time and Section 311 of the California Corporations Code.

                                   APPENDIX B

                           1996 EQUITY INCENTIVE PLAN

                           ADOPTED ON JANUARY 20, 1993
                             AMENDED ON JULY 8, 1994
                            AMENDED ON MARCH 27, 1996
                      AMENDED AND RESTATED ON JUNE 14, 1996
                          AMENDED ON FEBRUARY 18, 1998
                    APPROVED BY SHAREHOLDERS ON MAY 27, 1998
                          AMENDED ON FEBRUARY 24, 2000
                    APPROVED BY SHAREHOLDERS ON JUNE 28, 2000
                            AMENDED ON MARCH 20, 2003
              SUBJECT TO APPROVAL BY SHAREHOLDERS ON JUNE 12, 2003
     SHARES SUBJECT TO THE PLAN AUTOMATICALLY ADJUSTED ON DECEMBER 27, 1999,
                    DECEMBER 27, 2000 AND FEBRUARY 6, 2002.


                                  INTRODUCTION

         Originally adopted on January 20, 1993 as the "1993 Stock Option Plan of Hot Topic, Inc.," the plan is hereby amended and restated and retitled the "1996 Equity Incentive Plan."

1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

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         (e) "COMPANY" means Hot Topic, Inc., a California corporation.

         (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

         (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (h) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Chief Executive Officer of the Company may determine, in his or her sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

         (i) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (j) "DIRECTOR" means a member of the Board.

         (k) "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

         (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

         (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

         (2) If the Common Stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

         (3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

         (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (p) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or

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subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (q) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

         (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (s) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (t) "OPTION" means a stock option granted pursuant to the Plan.

         (u) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (v) "OPTIONEE" means a person who holds an outstanding Option.

         (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (x) "PLAN" means this Hot Topic, Inc. 1996 Equity Incentive Plan.

         (y) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (z) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

         (aa) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

         (bb) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (cc) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

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         (B) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

         (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (3)      To amend the Plan or a Stock Award as provided in Section 13.

         (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such Subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or
(2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

         (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Twelve Million Two Hundred Thousand (12,200,000) shares of the Company's Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

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         (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants. Notwithstanding the foregoing, no Stock Awards shall be granted to a Director (including a Director who is an Employee or a Consultant) prior to August 15, 1996 (or such later date as the amendments to Rule 16b-3 adopted by the Securities and Exchange Commission pursuant to Release No. 34-37260 become effective as to the Company), unless such Director is expressly declared eligible to participate in the Plan by action of the Board or the Committee.

         (b) No person shall be eligible for the grant of an Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.

         (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than One Million Two Hundred Thousand (1,200,000) shares of the Company's Common Stock in any twelve (12) month period. This subsection 5(c) shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act and, following such registration, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (C) the expiration of the Plan; or
(D) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

         (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option granted on or after March 20, 2003 shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; and the exercise price of each Nonstatutory Stock Option granted prior to March 20, 2003 shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

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         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Option, as the Board or the Committee shall determine in its discretion, including (without limitation) pursuant to a "domestic relations order" within the meaning of such rules, regulations or interpretations of the Securities and Exchange Commission as are applicable for purposes of Section 16 of the Exchange Act (a "DRO"). In the event of a transfer of a Nonstatutory Option as provided in the Option Agreement, the transferee shall be entitled to exercise such Nonstatutory Option to the extent of his or her interest received in such transfer, subject to the terms and conditions of the Option Agreement. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of thirty (30) days after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

         (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination,

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the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.       TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

         Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

         (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit. Subject to the provisions of Section 12 relating to adjustments upon changes in stock, stock awarded on or after March 20, 2003 pursuant to restricted stock purchase agreements or stock bonus agreements shall not exceed in the aggregate Sixty Two Thousand (62,000) shares of the Company's Common Stock.

         (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a DRO (as defined in subsection 6(d) hereof), so long as stock awarded under such agreement remains subject to the terms of the agreement.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

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         (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR
CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.       STOCK APPRECIATION RIGHTS.

         (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to
Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

         (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

         (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

         (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this
                  Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

         (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the

                  Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.       COVENANTS OF THE COMPANY.

         (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.      MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause the right of the Company's Board of Directors and/or the Company's shareholders to remove any Director pursuant to the terms of the Company's Bylaws and the provisions of the California Corporations Code (or the applicable laws of the Company's state of incorporation if the Company's state of incorporation should change in the future), or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

         (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

12.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), the maximum number of shares subject to award to any person during any twelve (12) month period pursuant to subsection 5(c), the maximum number of shares subject to award pursuant to restricted stock purchase agreements or stock bonus agreements under subsection 7(a) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

         (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan; or (ii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar awards for those outstanding under the Plan, then, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Stock Awards and, if applicable, exercisability of such Stock Awards shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

13.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares reserved for Stock Awards under the Plan;

                  (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the
Code);

                  (iii) Materially increase the benefits accruing to participants under the Plan; or

                  (iv) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the date that is ten (10) years following the earlier of (i) the date of the amendment and restatement of the Plan as determined by the Board, or (ii) the date such amendment and restatement is approved by the shareholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15.      EFFECTIVE DATE OF PLAN.

         The Plan, as amended by the Board on June 14, 1996, shall become effective on the same day that the Company's initial public offering of shares of Common Stock becomes effective. Prior to the effectiveness of such initial public offering, the terms and conditions of the Plan as in effect prior to its amendment by the Board on June 14, 1996 shall continue to apply. No Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                 HOT TOPIC, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 12, 2003

                                    8:30 A.M.

                            18305 E. SAN JOSE AVENUE
                           CITY OF INDUSTRY, CA 91748





         HOT TOPIC, INC.
         18305 E. SAN JOSE AVENUE
         CITY OF INDUSTRY, CA  91748                             PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF HOT TOPIC, INC. (THE "COMPANY") ON JUNE 12, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

By signing the proxy, you revoke all prior proxies and appoint Elizabeth McLaughlin and James McGinty, and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote the undersigned's shares on the matters shown on the reverse side, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting of Shareholders of the Company.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.


                                           PLEASE DETACH HERE



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. To elect directors to hold office until the Company's 2004 Annual Meeting of Shareholders.

     01  Edgar Berner                                        |_| Vote FOR all    |_| Vote WITHHELD
     02  Cynthia Cohen                                           Nominees            from all nominees
     03  Corrado Federico                                        (except as marked)
     04  W. Scott Hedrick
     05  Elizabeth McLaughlin
     06  Bruce Quinnell
     07  Andrew Schuon

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY         ----------------------------------------
INDICATED NOMINEE, WRITE THE NUMBER NEXT TO THE              |                                      |
NAME(S) OF SUCH NOMINEE(S) IN THE BOX PROVIDED TO THE        |                                      |
RIGHT.)                                                      |                                      |
                                                             ----------------------------------------

2.       To approve the amendment to the Company's           |_| For     |_| Against      |_| Abstain
         1996 Equity Incentive Plan to increase the
         aggregate number of shares of Common Stock
         authorized for issuance under such plan by
         1,850,000 shares.

3.       To ratify the selection of Ernst & Young LLP        |_| For     |_| Against      |_| Abstain
         as independent auditors of the Company for the
         fiscal year ending January 31, 2004.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL.

ADDRESS CHANGE?  MARK BOX  |_|
INDICATE CHANGES BELOW:                                       DATE:__________________________


                                                              SIGNATURE(S):__________________


                                                              NAME OF SHAREHOLDER: __________


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS MUST
SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE THEIR TITLE AND AUTHORITY. CORPORATIONS SHOULD
PROVIDE FULL NAME OF CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.
